SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.
                               20549


                              FORM S-3

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             FNB CORP.
         (Exact Name of Issuer as specified in its charter)

                          North Carolina
   (State or other jurisdiction of incorporation or organization)

                            56-1456589
               ((I.R.S. Employer Identification No.)

                         101 Sunset Avenue
                  Asheboro, North Carolina  27203
                            (919-626-8300)
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              JERRY A. LITTLE, TREASURER AND SECRETARY
                             FNB CORP.
                         101 Sunset Avenue
                   Asheboro, North Carolina  27203
                             (919 626-8300)
     (Name, address, including zip code, and telephone number,
                  area code, of agent for service)


Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration
Statement.



         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]



                  CALCULATION OF REGISTRATION FEE

Title of each              Proposed   Proposed
class of                   Maximum    Maximum
Securities                 Offering   Aggregate    Amount of
to be       Amount to be   Price      Offering    Registration
Registered  Registered     Per Unit*  Price*           Fee

Common Stock,
par value
$2.50 per   200,000        $ 24.50    $ 4,900,000  $ 1,689.66  *
share       shares

         *Pursuant to Rule 457(c), the sales price of the Common Stock on May 12, 1995 (the most recent day on which the Common Stock has traded) has been used to calculate the amount of the registration fee.

         The shares of Common Stock registered hereby shall be increased pursuant to Rule 416 by the Issuer's three-for-two stock split to be effected by means of a 50% stock dividend payable on May 26, 1995 to shareholders of record on May 19, 1995.

PROSPECTUS


                           200,000 SHARES

                              FNB CORP.
                            COMMON STOCK
                     (par value $2.50 per share)


                             FNB CORP.
           DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of FNB CORP. (the "Corporation") offers shareholders of the Corporation a simple and convenient method of reinvesting cash dividends to purchase additional shares of the Corporation's common stock, par value $2.50 per share (the "Common Stock"). First
National Bank and Trust Company, a wholly owned subsidiary of the Corporation, has been appointed the administrator of the Plan (the "Plan Administrator") to act as agent for shareholders electing to participate in the Plan (the "Participants"). The Plan
Administrator may appoint an agent, such as another banking institution, (the "Agent") to make purchases of the Common Stock on behalf of the Participants.

         The dividends reinvested pursuant to the Plan will be used to purchase newly issued shares of Common Stock from the Corporation ("Original Issue Purchases") or to purchase shares of Common Stock in open market or privately negotiated transactions ("Open Market Purchases"). The purchase price of shares of Common Stock purchased pursuant to Original Issue Purchases shall be an amount equal to 100% of the fair market value (as determined pursuant to the Plan) of such shares on the dividend payment date on which such shares are purchased. The price at which the Plan Administrator shall be deemed to have purchased shares for a Participant's account pursuant to Open Market Purchases shall be the price of such shares paid by the Plan Administrator or, if the Plan Administrator has appointed an Agent to make such purchases, paid by the Agent for the Participant's allocable portion of shares purchased on a particular date that Common Stock was purchased with the proceeds of a particular dividend, plus such Participant's proportionate share of the brokerage commission incurred thereon. Each Participant's share of brokerage commissions may be less than he or she might incur individually because the Plan Administrator or the Agent will buy shares in volume. See "Description of the Dividend Reinvestment and Stock Purchase Plan - Purchases." Dividends will be reinvested on a quarterly basis.

         Shareholders who elect to participate in the Plan may also make optional cash payments ("Optional Cash Payments") to be used to purchase additional shares of Common Stock. Optional Cash Payments must be received by the Plan Administrator not less than 5 business days nor more than 30 calendar days prior to any dividend payment date and may not be less than $25 per payment nor total more than $1,000 per quarter. Optional Cash Payments will be invested quarterly in connection with the dividend reinvestment.

         Shareholders may enroll in the Plan by completing the Authorization Form and returning it to First National Bank and Trust Company, 101 Sunset Avenue (27203), Post Office Box 1328, Asheboro, North Carolina 27204, Attention: Dividend Reinvestment Plan Administrator. Shareholders who are Participants in the Plan may terminate their participation at any time. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, if and when paid, by check.

         This Prospectus relates to 200,000 shares of Common Stock of the Corporation registered for sale and distribution under the Plan. It is suggested that this Prospectus be retained for future reference.



   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR

    ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
  ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                       IS A CRIMINAL OFFENSE.



            The date of this Prospectus is May 26, 1995.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED.  NEITHER THE DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AT ANY TIME SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS
OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.  THIS PROSPECTUS DOES
NOT CONSTITUTE AN OFFER OF THE COMMON STOCK TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR ANY OFFER OF ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK DESCRIBED HEREIN.

                       AVAILABLE INFORMATION

         The Corporation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock offered hereby. For further information pertaining to the shares of Common Stock to which this Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. As permitted by the rules and regulations of the Commission, certain information included in the Registration Statement is omitted from this Prospectus. In addition, the Corporation is subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York, 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon payment of prescribed rates.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, previously filed by the Corporation with the Commission pursuant to Section 13 of the Exchange Act, are incorporated by reference herein and made a part hereof: (i) the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994; (ii) the Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995; and (iii) the description of the Corporation's Common Stock set forth under "Item 5" of the Current Report on Form 8-K dated November 24, 1993.

         All reports and any definitive proxy or information statements filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of Common
Stock made hereby, shall be deemed incorporated by reference in this Prospectus and a part hereof from the date of the filing of such documents. Any statement containing a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Corporation will provide without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all documents that have been incorporated herein by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents).
Requests for copies of such information should be directed to the Secretary of the Corporation, 101 Sunset Avenue (27203), Post
Office Box 1328, Asheboro, North Carolina 27204.

                          THE CORPORATION

         The Corporation, a North Carolina corporation, is a bank holding company organized in 1984, the principal asset of which is the capital stock of First National Bank and Trust Company, a full service bank organized under the laws of the United States of America.

         The Corporation's principal executive offices are located at 101 Sunset Avenue, Asheboro, North Carolina 27203. Its telephone number is (910) 626-8300.

              DESCRIPTION OF THE DIVIDEND REINVESTMENT
                      AND STOCK PURCHASE PLAN

         The following, in question and answer form, are the provisions of the Plan. Those holders of Common Stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when paid, by check. The Plan will become effective on May 26, 1995.

Purpose.

1.       What is the purpose of the Plan?

         The primary purpose of the Plan is to provide owners of Common Stock with a simple and convenient way of reinvesting cash dividends and optional cash payments in additional shares of Common Stock. The Corporation intends initially to purchase shares of Common Stock in Open Market Purchases. Such Open Market
Purchases may either be made by the Plan Administrator or an independent, unaffiliated agent of the Corporation (the "Agent").
However, the Corporation may direct the Plan Administrator to purchase newly issued shares of Common Stock directly from the Corporation. In such event, the Corporation will receive additional funds for its general corporate purposes, including investments in, or extensions of credit to, its subsidiary.

Advantages.

2.       What are the advantages of the Plan?

         Participants in the Plan may purchase shares of Common Stock by
(i) having all or part of the cash dividends on their shares of Common Stock automatically reinvested, or (ii) by investing both their cash dividends and Optional Cash Payments, which may not be less than $25 per payment nor aggregate more than $1,000 per calendar quarter.

         Each Participant's Plan account is charged with its pro rata share of brokerage commissions incurred in Open Market Purchases of Common Stock for Plan accounts. However, each Participant's share of brokerage commissions may be less than he or she might individually incur since the Plan Administrator or Agent will buy shares in volume and pass commission savings on to the Participants. No other fees or service charges are imposed on Participants in connection with the purchase of shares of Common Stock under the Plan. The Plan Administrator assures safe keeping of shares of Common Stock credited to a Participant's Plan account and provides regular quarterly statements of such account.
Therefore, Participants avoid the inconvenience and expense of safe keeping certificates for shares of Common Stock credited to their Plan accounts.

Participation.

3.       Who is eligible to participate?

         All owners of Common Stock are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are held in registered names other than their own, such as trustees, bank nominees or brokers, must arrange for the holder of record to participate in the Plan or have the shares transferred to their own names before enrolling in the Plan. Owners may participate with all or any part of shares of Common Stock registered in their names.

4.       How does a shareholder become a Participant?

         A shareholder may join the Plan by completing and signing the Authorization Form and returning it to the Plan Administrator. An Authorization Form is enclosed with this Prospectus and additional forms may be obtained by sending a written request to First
National Bank and Trust Company, Post Office Box 1328, Asheboro,
North Carolina 27204, Attention:  Dividend Reinvestment Plan
Administrator.

5.       When may a shareholder join the Plan?

         If an Authorization Form specifying reinvestment of dividends is received by the Plan Administrator at least 5 business days before the record date established for payment of a particular dividend, reinvestment will commence with that dividend payment.
If the Authorization Form is received after such date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend. Authorization Forms received on a Saturday, Sunday or holiday on which the main office of First National Bank and Trust Company in Asheboro, North Carolina, is closed will be considered received on the next succeeding business day.

6.       What does the Authorization Form provide?

         The Authorization Form allows a shareholder to elect to participate in the Plan by reinvesting dividends on all, or any specified number if less than all, of the shares of Common Stock registered in that shareholder's name and also allows the Participant to elect to invest Optional Cash Payments. Participants are not permitted to invest Optional Cash Payments unless they are also participating in the dividend reinvestment feature of the Plan as well.

7. After enrollment, may a Participant change the number of participating shares?

         Yes. A Participant who decides to change the number of participating shares must sign and return a new Authorization Form to the Plan Administrator.

Administration.

8.       Who administers the Plan for Participants?

         First National Bank and Trust Company, a wholly owned subsidiary of the Corporation, administers the Plan for Participants, keeps records, sends quarterly statements of account to Participants and performs other duties relating to the Plan.

Costs.

9. Are there any expenses to Participants in connection with purchases under the Plan?

         Each Participant's Plan account is charged with its pro rata share of brokerage commissions incurred in Open Market Purchases of Common Stock for Plan accounts. However, Participants will incur no brokerage commissions for Original Issue Purchases made under the Plan. No other fees or service charges are imposed on Participants in connection with purchases under the Plan. All costs of administration of the Plan will be paid by the Corporation. (See Items 17 and 18 below concerning a Participant's expenses for the liquidation of a fractional share.)

Purchases.

10. When and at what price will shares of Common Stock be purchased under the Plan?

         Depending on availability of shares of the Common Stock, Open Market Purchases will be made on the dividend payment date or as soon thereafter as possible by the Plan Administrator or, if an Agent has been appointed by the Plan Administrator, the Agent. Original Issue Purchases of newly issued shares directly from the Corporation will be made on the dividend payment date. The Corporation currently intends to direct the Plan Administrator or the Agent to purchase shares for the Plan in Open Market Purchases. However, depending on the availability of shares of Common Stock and the trading restrictions imposed on purchases of Common Stock by the Securities and Exchange Commission, the Plan Administrator may also purchase newly issued shares directly from the Corporation for Plan accounts.

         A Participant becomes the owner of the shares purchased through the Plan pursuant to Original Issue Purchases on the dividend payment date (the purchase date). However, for federal income tax purposes, the holding period for such shares commences on the following day. In the case of Open Market Purchases, an allocable percentage of the shares credited to a Participant's account is deemed to have been acquired by the Participant on each date shares are purchased with respect to a particular dividend. For federal income tax purposes, the holding period for such shares commences on the following day.

         Cash dividends credited to a Participant's account will be commingled with the cash dividends credited to all accounts under the Plan and will be applied to the purchase of shares of Common Stock. The Plan Administrator or, if an Agent has been appointed by the Plan Administrator, the Agent may purchase shares of unrestricted Common Stock on any securities exchange on which the Common Stock is traded, in the over-the-counter market or in negotiated transactions. Open Market Purchases may be made on such terms as to price, delivery or otherwise as the Plan Administrator or, if an Agent has been appointed by the Plan Administrator, the Agent may determine. The price at which the Plan Administrator or Agent shall be deemed to have purchased shares for a Participant's account pursuant to Open Market Purchases shall be the price of such shares paid by the Plan Administrator or Agent for the Participant's allocable portion of shares purchased on a particular date that Common Stock was purchased with the proceeds of a particular dividend, plus such Participant's proportionate share of the brokerage commission incurred thereon. A Participant's account will be credited with fractional shares computed to three decimal places. In no event shall the purchase price for such shares be less than the par value of the Common Stock ($2.50 per share). The Plan Administrator or Agent will make every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after such receipt, except where, in the opinion of the Plan Administrator's counsel, such investments are restricted by any applicable state or federal securities laws.

         The purchase price of shares of Common Stock purchased hereunder pursuant to Original Issue Purchases shall be an amount equal to 100% of the fair market value of such shares on the dividend payment date on which such shares are purchased. "Fair market value" shall mean the average of the closing bid and ask price of the Common Stock as reported by the quotation information regularly disseminated by the National Association of Securities Dealers Automated Quotation ("NASDAQ") market or the NASDAQ National Market on the dividend payment date (or the most recent preceding day on which bid and ask prices were reported). If the Common Stock is not listed on a national securities exchange, the fair market value of the shares shall be determined in good faith by the Board of Directors of the Corporation. If the Board of Directors is required to make a determination as to fair market value, the Board of Directors shall consider the financial condition of the Corporation and its recent operating results, values of publicly traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the level of liquidity of the institution's shares, and such other factors as the Board of Directors in its discretion deems relevant. In no event shall the Plan Administrator issue shares of Common Stock pursuant to the Plan at a price that is less than par value.

         Currently, the Common Stock is traded on the NASDAQ National Market, but there can be no assurance that the Common Stock will continue to be so traded.

11. How many shares of Common Stock will be purchased for Participants?

         The number of shares of Common Stock to be purchased for a Participant's Plan account depends on the amount of that Participant's reinvested dividends and Optional Cash Payments and the purchase price of the shares purchased pursuant to the Plan with respect to a single dividend payment. Each Participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested, divided by the purchase price per share. (See Item 10 with respect to purchase price.)

12. Will certificates be issued for shares of Common Stock purchased under the Plan?

         Unless requested, certificates for shares of Common Stock purchased under the Plan will not be issued as a matter of course. The Plan Administrator will hold all shares purchased in the name of one of its nominees. The number of shares purchased for a Participant's account under the Plan will be shown on the Participant's quarterly statement of account. This feature protects against loss, theft or destruction of stock certificates. However, certificates for any number of whole shares credited to a Participant's account under the Plan will be issued without charge upon the Participant's written request. Any remaining whole shares and fractional shares will continue to be held in the Participant's account. (See Items 17 and 18 below with respect to the liquidation of fractional shares.)

Optional Cash Payments.

13. Who will be eligible to make Optional Cash Payments and when may payments be made?

         Only shareholders who are reinvesting their dividends are eligible to make Optional Cash Payments. The Plan Administrator will apply any Optional Cash Payment received from a Participant not less than 5 business days nor more than 30 calendar days before a dividend payment date to the purchase of shares of Common Stock for the account of the Participant with respect to that dividend payment date. Any Optional Cash Payment received by the Plan Administrator less than 5 business days or more than 30 calendar days prior to a dividend payment date will be promptly returned.

         Prior to the first dividend payment date after a Participant enrolls in the Plan, an initial Optional Cash Payment may be made by a shareholder within the specified time limits by enclosing a check or money order with a completed Authorization Form. Checks or money orders should be made payable to "First National Bank and Trust Company - Plan Administrator" and returned along with an Authorization Form. Additional Authorization Forms may be obtained by sending a written request to First National Bank and Trust Company, 101 Sunset Avenue (27203), Post Office Box 1328, Asheboro, North Carolina 27204, Attention: Dividend Reinvestment Plan Administrator. After the first dividend payment date following a Participant's enrollment in the Plan, Optional Cash Payments may be made within the specified time limits during any quarter by sending such payments to First National Bank and Trust Company, 101 Sunset Avenue (27203), Post Office Box 1328, Asheboro, North Carolina
27204, Attention: Dividend Reinvestment Plan Administrator, together with the Stock Purchase Form attached to the detailed quarterly statement received by Participants after their initial dividend payment has been invested. The Participant's Plan account number must be included on the check (or other instrument) and in any other correspondence with respect to the Plan. A Participant by written request to the Plan Administrator may obtain the return of any Optional Cash Payment up to 48 hours prior to the dividend payment date.

         The Plan Administrator will commingle the funds credited to a Participant's account with Optional Cash Payments credited to all accounts under the Plan and will apply such funds to the purchase of shares of Common Stock. Open Market Purchases may be made on such terms as to price, delivery or otherwise as the Plan Administrator or, if an Agent has been appointed by the Plan Administrator, the Agent may determine and the price per share shall include a pro rata share of brokerage commissions to be paid by the Participant. The purchase price of shares of Common Stock purchased hereunder pursuant to Original Issue Purchases shall be an amount equal to 100% of the fair market value of such shares on the dividend payment date on which such shares are purchased.
Optional Cash Payments will be invested at least once quarterly (in conjunction with the dividend reinvestment).

         Pending investment, all Optional Cash Payments will be held in a non-interest-bearing account maintained by the Plan
Administrator. Accordingly, Participants may wish to delay transmittal of Optional Cash Payments until shortly before the dividend payment date while still allowing enough time for the Plan Administrator to receive the funds 5 business days prior to such date.

14. What are the limitations on a Participant making Optional Cash payments?

         The option to make cash payments is available to a Participant at any time not less than 5 business days nor more than 30 calendar days prior to any dividend payment date in any quarter, provided the payment is received by the Plan Administrator during such period. Payments that are received less than 5 business days or more than 30 calendar days prior to any dividend payment date will be promptly returned to the Participant. The same amount of money need not be invested each quarter, and there is no obligation to make an Optional Cash Payment in any quarter. An Optional Cash
Payment must not be in an amount less than $25, and all Optional
Cash Payments by or on behalf of any Participant in any calendar quarter must not aggregate more than $1,000.

Reports to Participants.

15.      What kind of reports will be sent to Participants?

         Each Participant will receive a statement of account at the end of each quarter in which there has been a transaction that has affected the Participant's account. The statement of account will include information describing each transaction.
Specifically, it will include information as to dividends credited to the Participant, Optional Cash Payments received from the Participant, amounts invested for the Participant, costs of purchases, number of shares purchased (including fractional shares), total shares held for the Participant and other information for the year to date. All Participants will receive a December statement, which will, in addition to serving as that quarter's activity report, serve as that year's annual statement of account. The December statement of account will provide records that can be used for the Participant's reporting purposes.

Dividends.

16. Will Participants be credited with dividends on shares held in their accounts under the Plan (the "Plan Shares")?

         Yes. The Plan Administrator will receive dividends for all Plan Shares held on the dividend record date and will credit such dividends to Participants' accounts on the basis of whole shares and fractional shares credited to those accounts. Such dividends will be automatically reinvested in additional shares of Common Stock.

Discontinuation of Dividend Reinvestment.

17. How does a Participant discontinue the reinvestment of dividends under the Plan?

         A Participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan Administrator in writing at First National Bank and Trust Company, 101 Sunset Avenue (27203), Post Office Box 1328, Asheboro, North Carolina 27204, Attention:
Dividend Reinvestment Plan Administrator. Any termination notice received at least 5 business days prior to a dividend record date will be effective as to dividends paid for such record date. Any termination notice received less than 5 business days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested. Upon discontinuation, a Participant will receive a stock certificate for all whole Plan Shares credited to the Participant's account. Any fractional Plan Shares will be liquidated and a check for the proceeds, less brokerage commissions and transfer taxes, if any, incurred in such transactions will be mailed directly to the discontinuing Participant by the Plan Administrator. The liquidation value of any fractional shares shall be at "fair market value" as that term is defined in Item 10 above.

18. What happens to a Participant's Plan account if all shares in the Participant's name are transferred or sold?

         If a Participant disposes of all shares registered in the Participant's name on the books of the Corporation, participation in the Plan will be deemed discontinued and certificates for all whole Plan Shares credited to the Participant's account, together with the proceeds from the liquidation of any fractional shares as determined herein (see Item 17), will be mailed to the Participant.

Withdrawal of Shares in Plan Accounts.

19.      How may a Participant withdraw shares purchased under the Plan?

         A Participant who has purchased shares of Common Stock under the Plan may withdraw all or a portion of such Plan Shares from the Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of Plan Shares to be withdrawn. This notice should be mailed to First National Bank and Trust Company, 101 Sunset Avenue (27203), Post Office Box 1328, Asheboro, North Carolina 27204, Attention: Dividend Reinvestment
Plan Administrator. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional shares be issued. (See Item 17 and 18 above with respect to the liquidation of a fractional share.) Any notice of withdrawal received less than 5 business days before a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's Plan account.

Other Information.

20. How will stock dividends and stock splits on Plan Shares be handled?

         Whole shares and fractional shares resulting from stock dividends or stock splits on Plan Shares will be added to Participants' accounts. In addition, the maximum number of shares of Common Stock available for issuance under the Plan shall be proportionately adjusted following a stock dividend or stock split.

21. What happens if the Corporation has a Common Stock rights offering?

         In the event that the Corporation makes available to its shareholders rights to purchase additional shares or other securities, the Plan Administrator will sell all rights accruing to Plan Shares if a purchaser can be located. The proceeds will be combined with any other Participant's account funds for reinvestment in connection with the dividend payment date on which shares of Common Stock are to be purchased. These proceeds will be treated as if they were Optional Cash Payments. Any Participant who wishes to exercise any such rights must send a written request to the Plan Administrator that certificates for the whole shares held under the Plan be sent to the Participant. This request must be received at least 5 business days in advance of the record date for the rights offering.

22. How will a Participant's Plan Shares be voted at a meeting of shareholders?

         Each Participant who votes shares of Common Stock registered in his or her name on any matter submitted to a meeting of the Corporation's shareholders will have all shares credited to his or her account under the Plan automatically added to that number and voted in the same manner. If a Participant elects not to vote the Plan Shares in person at the shareholders' meeting, a proxy for those shares will be furnished upon written request received by the Plan Administrator at least 10 business days prior to the shareholders' meeting date.

23. What are the federal income tax consequences of participation in the Plan?

         Participants receiving cash dividends will be treated as having received such dividends on all their shares of Common Stock, including dividends on Plan Shares held for a Participant's account, even though these dividends are automatically reinvested pursuant to the Plan. All such dividends are generally taxable as ordinary income, regardless of whether they are paid directly to the Participant or reinvested pursuant to the terms of the Plan.
In addition, Participants may recognize gain or loss upon the sale of shares acquired pursuant to the Plan based upon the gross proceeds of such sale, transaction costs and the tax basis of such shares. IT IS IMPORTANT THAT PARTICIPANTS RETAIN ALL YEAR-END STATEMENTS IN ORDER TO HAVE A RECORD OF THE TAX BASIS ATTRIBUTABLE
TO SHARES ACQUIRED PURSUANT TO THE PLAN.

         The Plan Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan and such information will be provided to the Participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to Participants whose dividends or other form of distributions are subject to United States domestic or foreign tax withholding, the Plan Administrator will comply with all applicable Internal Revenue Service requirements concerning the amounts of tax to be withheld, which will be deducted from the dividends credited to the Participant's account prior to investment or from distributions due to the Participant.

         The foregoing is only a general outline of some of the applicable federal tax requirements. Each Participant should consult his or her own tax adviser for additional information regarding specific tax consequences of his or her participation in the Plan.

24.      May a Participant sell, assign, transfer or pledge Plan Shares?

         No. A Participant cannot sell, assign, transfer or pledge shares credited to the Participant's account for any purpose unless the Participant has first requested certificates for such shares in accordance with Item 19 above.

25.      May the Plan be changed or discontinued?

         Yes. Although the Corporation intends to continue the Plan, the Corporation reserves the right to suspend, modify or terminate the Plan at any time. Participants will be notified of any such suspension, modification or termination.

26.      What is the responsibility of the Plan Administrator?

         The Plan Administrator receives the Participant's dividend payments and Optional Cash Payments, invests such amounts in shares of Common Stock, maintains continuing records of each Participant's account and advises Participants as to all transactions in and the status of their Plan accounts. The Plan Administrator acts in the capacity of agent for the Participants. The Plan Administrator may also appoint a third party agent, such as another banking institution, to make purchases on behalf of the Participants.

         All notices from the Plan Administrator to a Participant will be addressed to the Participant at the last address of record with the Plan Administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such Participant. Therefore, a Participant must notify the Plan Administrator promptly of any change of address.

         Neither the Plan Administrator nor the Corporation shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to receipt of written notice of death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except as expressly set forth in the Plan.

         Plan Participants should recognize that the Corporation cannot assure the Participant of a profit or protection from a loss on Common Stock purchased under the Plan.

                          USE OF PROCEEDS

         The net proceeds from the sale of newly issued shares of Common Stock offered pursuant to the Plan will be used for general corporate purposes of the Corporation, including investments in, or extensions of credit to, the Corporation's subsidiary, First
National Bank and Trust Company.  No proceeds from Open Market
Purchases of shares of Common Stock will be received by the Corporation. The Corporation may engage, in the future, in additional financings to increase the capital of the Corporation and for other general corporate purposes.

                           LEGAL OPINION

         Certain legal matters with respect to the Plan and in connection with the Common Stock being offered hereby will be passed upon for the Corporation by Schell Bray Aycock Abel & Livingston L.L.P., 230 North Elm Street, 1500 Renaissance Plaza, Greensboro, North Carolina 27401.

                              EXPERTS

         The consolidated financial statements of FNB Corp. and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the consolidated financial statements as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, refers to the fact that on December 31, 1993, FNB Corp. adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and the fact that on January 1, 1993, FNB Corp. adopted the provisions of the Financial Accounting Standards Board's SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions."

                          INDEMNIFICATION

         Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina permit or require indemnification of directors and officers for expenses and liabilities under certain circumstances. The Corporation's Bylaws generally provide that the Corporation shall indemnify and hold harmless its directors and officers to the extent permitted by North Carolina law. Pursuant to the Bylaws, directors and officers generally are indemnified against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them serves at the Corporation's request. In addition, the Bylaws permit the Corporation to advance litigation expenses in certain circumstances. Any indemnification under the Bylaws may be paid by the Corporation in any specific case only after a determination that the director or officer did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PART II

          INFORMATION REQUIRED NOT REQUIRED IN PROSPECTUS



Item 14. The estimated expenses in connection with the offering are as follows:

             Securities Act Registration Fee. . . . . $ 1,689.66
             Printing and Engraving Expenses. . . . .   1,000.00
             Legal Fees and Expenses. . . . . . . . .   3,000.00
             Accounting Fees and Expenses . . . . . .   1,500.00
             Blue Sky Fees and Expenses . . . . . . .   1,000.00

             Total. . . . . . . . . . . . . . . . . . $ 8,189.66

Item 15. Indemnification of Directors and Officers.

         Article X of the Company's Articles of Incorporation, as amended, provides:

             "No director of this corporation shall be liable for monetary damages for breach of his duty as a director arising out of any legal action whether by or in the right of the corporation or otherwise, except (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (ii) any liability under Section 55-32 of the General Statutes of North Carolina, (iii) any transaction from which the director derived an improper personal benefit, or
         (iv) acts or omissions occurring prior to the date of the effectiveness of these Articles of Amendment."

         Article VIII of the Company's Bylaws, as amended, provides:

                           ARTICLE VIII.

                          Indemnification


         1. Extent. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and officers against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors, officers or employees of the corporation and who are deemed to be fiduciaries of the corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries") against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, officer and ERISA fiduciary is entitled to indemnification hereunder.

         2. Determination. Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

         3. Advanced Expenses. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, of, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

         4. Corporation. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of FNB Corp., its subsidiaries, and all constituent corporations absorbed into FNB Corp. or any of its subsidiaries by a consolidation or merger.

         5. Reliance and Consideration. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

         6. Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

         The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:

                CH. 55 N.C. BUSINESS CORPORATION ACT

                     Part 5.  Indemnification.

Section 55-8-50.  Policy Statement and Definitions.

         (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

         (b) Definitions in this Part:

             (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.
             (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
             (3)  "Expenses" means expenses of every kind incurred in
                  defending a proceeding, including counsel fees.
             (4)  "Liability" means the obligation to pay a judgment,
                  settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
              (4a) "Officer", "employee", or "agent" includes,
                   unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
             (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for an other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
             (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
             (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.


Section 55-8-51.  Authority to Indemnify.

         (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

             (1)  He conducted himself in good faith; and
             (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and
             (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
         (a)(2)(ii).

         (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d) A corporation may not indemnify a director under this section:

             (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
             (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

         (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

Section 55-8-52.  Mandatory Indemnification.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 55-8-53.  Advance For Expenses.

         Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Section 55-8-54.  Court-ordered Indemnification.

         Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

             (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or
             (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

Section 55-8-55.  Determination and Authorization of Indemnification.

         (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

         (b) The determination shall be made:

             (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
             (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
             (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
             (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

Section 55-8-56.  Indemnification of Officers, Employees, and Agents.

         Unless a corporation's articles of incorporation provide otherwise:

         (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director.
         (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and
         (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 55-8-57.  Additional Indemnification and Insurance.

         (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

         (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

Section 55-8-58.  Application of Part.

         (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

         (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

         (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

Item 16.  Exhibits.

         The Exhibits to this Form S-3 are listed in the accompanying Index to Exhibits.

Item 17.  Undertakings.

         The undersigned Registrant will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to include any additional or changed information on the plan of distribution:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                             SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, North Carolina on May 22, 1995.

                                          FNB CORP.


Date: May 22, 1995                   By: /S/ Michael C. Miller
                                              Michael C. Miller
                                              President and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 22, 1995.


     Signature                   Title                 Date



 /S/Michael C. Miller    President, Chief           May 22, 1995
(Michael C. Miller)      Executive Officer and
                         Director



 /S/Jerry A. Little      Treasurer and Secretary    May 22, 1995
(Jerry A. Little)        (Principal Financial
                         and Accounting Officer)
                               -37-

/S/James M.Culberson Jr. Chairman of the Board      May 22, 1995
(James M. Culberson Jr.)


/S/James M. Campbell, Jr. Director                  May 22, 1995
(James M. Campbell, Jr.)



 /S/ Wilbert L. Hancock  Director                   May 22, 1995
(Wilbert L. Hancock)



                         Director
(Thomas A. Jordan)



                         Director
(R. Reynolds Neely, Jr.)



 /S/Richard K. Pugh      Director                   May 22, 1995
(Richard K. Pugh)



 /S/J. M. Ramsay, III    Director                   May 22, 1995
(J. M. Ramsay, III)



/S/Charles W. Stout, M.D. Director                  May 22, 1995
(Charles W. Stout, M.D.)

                         Director
(Earlene V. Ward)



 /S/E. C. Watkins, Jr.   Director                    May 22, 1995
(E. C. Watkins, Jr.)

                         INDEX TO EXHIBITS


Exhibit
No.          DESCRIPTION


5.                          Opinion of Schell Bray Aycock Abel &
                            Livingston regarding legality of
                            issuance of Common Stock.

23.1         Consent of Schell Bray Aycock Abel &
                            Livingston contained in the Opinion,
                            filed as Exhibit 5 hereto.

23.2         Consent of KPMG Peat Marwick
                            independent auditor.

99.                         Copy of Amended and Restated FNB
                            Dividend Reinvestment and Stock
                            Purchase Plan and Authorization Form.

                              EXHIBITS